                                                                  EXHIBIT 10.11



                                                                       EXHIBIT A

                                  TAX AGREEMENT

      Tax Agreement, dated as of June __, 1997, among 800-JR CIGAR, Inc., a Delaware corporation (the "Company"), and each of the undersigned persons or entities named on attached Schedule A (each a "Subscriber" and collectively the "Subscribers").

      WHEREAS, concurrently herewith the Company and the Subscribers are entering into a Contribution Agreement (the "Contribution Agreement") pursuant to which, among other things, each of the Subscribers will subscribe for shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), and, in exchange therefor, contribute to the Company the number of shares of capital stock of each of the corporations (each a "Constituent Entity" and collectively the "Constituent Entities") set forth opposite such Subscriber's names on attached Schedule A ("Constituent Entities Shares"), all upon the terms and subject to the conditions set forth in the Contribution Agreement; and

      WHEREAS, in connection with the transactions contemplated by the Contribution Agreement, the Company and the Subscribers desire to enter into this Agreement setting forth certain agreements of the Company and the Subscribers with respect to certain tax matters relating to the transactions contemplated by the Contribution Agreement;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

      1. Certain Covenants. The Subscribers and the Company shall, and the Company shall cause each of the Constituent Entities to, comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations and not take any action inconsistent with the contributions to the Company of the Constituent Entities Shares being tax-free capital contributions under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company shall cause each Constituent Entity to prepare and timely file all income tax returns of such Constituent Entity for all periods when such Constituent Entity was an "S Corporation" within the meaning of Section 1361 of the Code, and the corresponding provisions of any state or local law (beginning on the effective date of its election to be treated as such, as set forth on attached Schedule
B), that are required to be filed on or after the Closing Date (as defined in the Contribution Agreement) ("Post-Closing S Corporation Tax Returns"), and the Subscribers shall pay any and all taxes with respect to such returns. At least fifteen (15) days prior to the filing of any such Post-Closing S Corporation Tax Return, the Company shall furnish to each Subscriber copies of such tax return for such Subscriber's review, comment and consent, which consent shall not be unreasonably delayed or withheld. With respect to any such return of any such Constituent Entity for any taxable year beginning on or after January 1, 1997 and


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ending on the date preceding the date the Constituent Entities Shares of such
Constituent Entity are contributed to the Company (the "S Corporation Termination Date"), the portion of such Constituent Entity's taxable income allocated to such period shall be determined by using the "closing of the books" method. Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them shall reasonably request in the filing of any tax return, amended tax return or claim for refund or in connection with an audit of any such return. Such cooperation shall include providing copies of all relevant portions of the return, together with all work papers and other relevant documents and records. Each Subscriber shall make himself or herself, and the Company shall make its and the Constituent Entities' employees, reasonably available on a mutually convenient basis at the Company's cost to provide explanation or assistance in connection with any such documents. The Company shall cause each Constituent Entity to retain all tax returns, schedules, work papers and all material records and other documents relating to taxes for all periods of such Constituent Entity ending on or before the S Corporation Termination Date until the later of (i) the expiration of seven years after the later of the filing or due date for each such tax return or (ii) the expiration of any relevant statute of limitations. The Company shall, and shall cause the Constituent Entities to, not destroy any such returns, schedules, work papers, records or other documents relating to any period of any of the Constituent Entities ending on or before the S Corporation Termination Date, without first offering them to the Subscribers. The Company shall file, or shall cause the appropriate Constituent Entity to file, all tax returns required to be filed for all taxable periods ending after the S Corporation Termination Date, and shall pay all taxes required to be paid with respect thereto.

      2. Tax Indemnity. The Subscribers, severally (according to the relative percentage of the outstanding shares of capital stock of the Constituent Entity owned by each Subscriber on the last day of the applicable period to which a liability described below relates) and not jointly, agree to indemnify and hold harmless the Company against any and all federal, state or local income tax liabilities of the Constituent Entities (including interest and penalties imposed thereon) which are attributable to a taxable year beginning on or after the effective date of an election to be treated as an S Corporation for federal, state or local income tax purposes, as the case may be, as set forth on attached Schedule B and ending on the S Corporation Termination Date. Each of the Company and the Subscribers agree that (i) within 10 days of receiving written notice of any income tax examinations, claims, settlements, proposed adjustments or related matters that may affect in any way the income tax liability of a party under this Agreement, such person shall provide written notice thereof to each other party hereto, and (ii) the party or parties who would be responsible for the payment of the applicable taxes if the matter in question were to be resolved adversely shall be entitled, in his, her or its reasonable discretion and at his, her or its sole expense, to handle, control and compromise or settle the defense thereof, so long as such party or parties are acting diligently and in good faith. Such party or parties shall keep the other party(ies) apprised of the status thereof and shall consult with such other party(ies) concerning the conduct of the defense thereof. Notwithstanding the foregoing, however, the party handling such matters shall not compromise or settle any matter which could adversely affect the tax liability of another party without such other party's written consent, which shall not be unreasonably withheld.

      3. Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New Jersey, without reference to its choice of law provisions.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered, or has caused this Agreement to be duly executed and delivered on its behalf, as of the date first above written.

                                            800-JR CIGAR, Inc.


                                            By:
                                                -----------------------------
                                                Name:
                                                Title:


                                            ---------------------------------
                                            Lewis I. Rothman


                                            ---------------------------------
                                            LaVonda M. Rothman


                                            Trust f/b/o Shane Rothman,
                                            pursuant to trust agreement dated
                                            November 1, 1994,
                                            Lew Rothman, Grantor


                                            By:
                                                -----------------------------
                                                Samuel Bornstein
                                                Special Trustee

                                            Trust f/b/o Luke Rothman,
                                            pursuant to trust agreement dated
                                            November 1, 1994,
                                            Lew Rothman, Grantor


                                            By:
                                                -----------------------------
                                                Samuel Bornstein
                                                Special Trustee

                                            Trust f/b/o Marni Rothman,
                                            pursuant to trust agreement dated
                                            November 1, 1994,
                                            Lew Rothman, Grantor


                                            By:
                                                -----------------------------
                                                Samuel Bornstein
                                                Special Trustee

                                            Trust f/b/o Samantha Rothman,
                                            pursuant to trust agreement dated
                                            November 1, 1994,
                                            Lew Rothman, Grantor


                                            By:
                                                -----------------------------
                                                Samuel Bornstein
                                                Special Trustee

                                                                      SCHEDULE A

                             SHARES OF CAPITAL STOCK
                             OF CONSTITUENT ENTITIES
                                TO BE CONTRIBUTED

                                                                                                    Number of
                                                                     Class and Par Value of        Shares to be
     Stockholder                Constituent Entity                      Capital Stock              Contributed
---------------------    -------------------------------------   -----------------------------     ------------

Lew Rothman              J.R  Tobacco of America, Inc.           Common Stock, $1.00 par value         100
                         Cigars by Santa Clara, N.A., Inc.       Common Stock, $1.00 par value         100
                         J.N.R. Grocery Corp.                    Common Stock, no par value            30
                         J.R Tobacco NC, Inc.                    Common Stock, $1.00 par value         100
                         J&R Tobacco (New Jersey) Corp.          Common Stock, no par value            20
                         J.R Tobacco Company of Michigan, Inc.   Common Stock, $1.00 par value         350
                         J.R-46th Street, Inc.                   Common Stock, no par value            100
                         J.R Tobacco Outlet, Inc.                Common Stock, no par value            50
                         J.R Statesville, Inc.                   Common Stock, $1.00 par value         52
                         J R Cigar (DC), Inc.                    Common Stock, no par value            25

LaVonda Rothman          J.R Tobacco of America, Inc.            Common Stock, $1.00 par value         100
                         Cigars by Santa Clara, N.A., Inc.       Common Stock, $1.00 par value         100
                         J.N.R. Grocery Corp.                    Common Stock, no par value            30
                         J.R Tobacco NC, Inc.                    Common Stock, $1.00 par value         100
                         J&R Tobacco (New Jersey) Corp.          Common Stock, no par value            20
                         J.R Tobacco Company of Michigan, Inc.   Common Stock, $1.00 par value         350
                         J.R-46th Street, Inc.                   Common Stock, no par value            100
                         J.R Tobacco Outlet, Inc.                Common Stock, no par value            50
                         J.R Statesville, Inc.                   Common Stock, $1.00 par value         52
                         J R Cigar (DC), Inc.                    Common Stock, no par value            25

Marni Rothman Trust      J.R Statesville, Inc.                   Common Stock, $1.00 par value         24
Samantha Rothman Trust   J.R Statesville, Inc.                   Common Stock, $1.00 par value         24
Shane Rothman Trust      J.R Statesville, Inc.                   Common Stock, $1.00 par value         24
Luke Rothman Trust       J.R Statesville, Inc.                   Common Stock, $1.00 par value         24

                                                                      SCHEDULE B

                               EFFECTIVE DATES OR
                             S CORPORATION ELECTIONS

       Constituent Entity                     Federal                State
       ------------------                     -------                -----

Cigars by Santa Clara, N.A., Inc.              7/2/90             7/2/90 (NC)
J.N.R. Grocery Corp.                           5/1/87                 ---
J&R Tobacco (New Jersey) Corp.                7/28/82             1/1/97 (NJ)
J.R-46th Street, Inc.                          1/1/91             1/1/97 (NY)
J.R Statesville, Inc.                          7/2/93             7/2/93 (NC)
J.R Tobacco Company of Michigan, Inc.          7/1/88                 ---
J.R Tobacco NC, Inc.                           7/2/90             7/2/90 (NC)
J.R Tobacco of America, Inc.                   7/2/90             7/2/90 (NC)
J.R Tobacco Outlet, Inc.                       1/1/90             1/1/97 (NJ)